UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 2, 2004

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the “Company”) to be held at 2:00 p.m., on Thursday, May 13, 2004, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

      At this Annual Meeting, you will be asked to elect three Class III directors for three-year terms. The Board of Directors unanimously recommends that you vote FOR this proposal. If presented at the Annual Meeting, you will also be asked to vote upon a stockholder proposal. The Board of Directors unanimously recommends that you vote AGAINST this stockholder proposal.

      Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

      If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DAVID R. FRIEDMAN
Vice President, General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 STOCKHOLDER PROPOSAL
OTHER MATTERS
STOCKHOLDER PROPOSALS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
EXPENSES AND SOLICITATION

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2004

To the Stockholders of Citrix Systems, Inc.:

      The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 13, 2004, at 2:00 p.m., local time, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, for the following purposes:

1.	To elect three (3) Class III members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	To consider and vote upon, if properly presented at the meeting, a stockholder proposal; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

By Order of the Board of Directors,

DAVID R. FRIEDMAN
Vice President, General Counsel and Secretary

Fort Lauderdale, Florida

April 2, 2004

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 13, 2004

April 2, 2004

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 2004, at 2:00 p.m., local time, at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, or at any adjournments or postponements thereof (the “Meeting”). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2003, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 2, 2004.

      The purpose of the Meeting is to elect three Class III directors to the Company’s Board of Directors. Only stockholders of record at the close of business on March 15, 2004 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. As of that date, 169,979,989 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. You may vote in one of the following three ways whether or not you plan to attend the meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, at or before the taking of the vote at the Meeting.

      The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      In the election of Class III directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors and AGAINST the stockholder proposal.

      Aside from the election of directors and the stockholder proposal, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors, executive officers and nominees of the Company as a group.

		Percentage of Shares
	Shares Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)

PRIMECAP Management Company(3)	12,906,326	7.59%
225 South Lake Avenue #400 Pasadena, CA 91101
Vanguard Chester Funds — Vanguard PRIMECAP Fund(4)	9,725,000	5.72%
100 Vanguard Blvd Malvern, PA 19355
Mark B. Templeton(5)	2,082,385	1.21%
Kevin R. Compton(6)	410,035	*
Stephen M. Dow(7)	355,004	*
David J. Henshall(8)	55,358	*
Tyrone F. Pike(9)	216,061	*
John C. Burris(10)	432,292	*
Robert G. Kruger(11)	254,737	*
John W. White(12)	212,211	*
Stefan Sjostrom(13)	209,897	*
Thomas F. Bogan(14)	61,072	*
Gary E. Morin(15)	57,072	*
Kate Hutchison(16)	23,375	*
All executive officers, directors and nominees as a group(17) (17 persons)	5,234,750	3.00%

*	Represents less than 1% of the outstanding Common Stock

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days of the Record Date (“presently exercisable stock options”).
(2)	Applicable percentage of ownership as of the Record Date is based upon 169,979,989 shares of Common Stock outstanding.
(3)	With respect to information relating to PRIMECAP Management Company, the Company has relied on information supplied by such entity on a Schedule 13G filed with the SEC on March 12, 2004.
(4)	With respect to information relating to Vanguard Chester Funds — Vanguard PRIMECAP Fund, the Company has relied on information supplied by such entity on a Schedule 13G filed with the SEC on February 4, 2004.
(5)	Includes 1,950,417 shares of Common Stock issuable pursuant to presently exercisable stock options.
(6)	Includes 283,613 shares of Common Stock issuable pursuant to presently exercisable stock options.
(7)	Includes 108,488 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8)	Includes 54,167 shares of Common Stock issuable pursuant to presently exercisable stock options.
(9)	Includes 103,613 shares of Common Stock issuable pursuant to presently exercisable stock options and 2,400 shares held in trust for the benefit of Mr. Pike’s children.

(10)	Consists of 432,292 shares of Common Stock issuable pursuant to presently exercisable stock options.
(11)	Includes 254,331 shares of Common Stock issuable pursuant to presently exercisable stock options and 216 shares held in trust for the benefit of Mr. Kruger’s children.
(12)	Consists of 212,211 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13)	Consists of 209,897 shares of Common Stock issuable pursuant to presently exercisable stock options.
(14)	Includes 56,072 shares of Common Stock issuable pursuant to presently exercisable stock options.
(15)	Includes 56,072 shares of Common Stock issuable pursuant to presently exercisable stock options.
(16)	Consists of 23,375 shares of Common Stock issuable pursuant to presently exercisable stock options.
(17)	Includes 821,566 shares of Common Stock issuable pursuant to presently exercisable stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

      The Company’s Board of Directors currently consists of seven members. The Company’s By-laws divide the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has nominated and recommended that Messrs. Mark B. Templeton, Kevin R. Compton and Stephen M. Dow be reelected to the Board of Directors as Class III directors, each to hold office until the Annual Meeting of Stockholders to be held in the year 2007 and until his successor has been duly elected and qualified or until his earlier resignation or removal. Messrs. Templeton, Compton and Dow are Class III directors whose terms expire at this Meeting and are each a nominee for re-election as a director of the Company. The Board of Directors is also composed of (i) two Class I directors (Tyrone F. Pike and John W. White), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2005, and (ii) two Class II directors (Thomas F. Bogan and Gary E. Morin), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006. Mr. Dow serves as the Chairperson of the Board of Directors.

      The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW.

      The following table sets forth the nominees to be elected at the Meeting and continuing directors and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director:

Nominee’s or Director’s Name		Year Current Term	Current Class
and Year First Became a Director	Position(s) with the Company	Will Expire	of Director

Nominees for Class III Directors:
Mark B. Templeton	President, Chief Executive	2004	III
1998	Officer and Director
Kevin R. Compton	Director	2004	III
1991
Stephen M. Dow	Director and Chairperson	2004	III
1989
Continuing Directors:
Tyrone F. Pike	Director	2005	I
1993
John W. White	Director	2005	I
1998
Thomas F. Bogan	Director	2006	II
2003
Gary E. Morin	Director	2006	II
2003

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Meeting.

Name	Age	Position

Mark B. Templeton	51	President, Chief Executive Officer and Director
John C. Burris	49	Senior Vice President, Worldwide Sales and Customer Services
David R. Friedman	43	Vice President, General Counsel and Secretary
David J. Henshall	36	Vice President and Chief Financial Officer
Robert G. Kruger	50	Chief Technology Officer and Senior Vice President, Product Development
Anthony F. Marzulli	49	Senior Vice President, Marketing
Jeanne M. Moreno	49	Senior Vice President, Corporate Services and Chief Information Officer
Stefan Sjostrom	50	Vice President, EMEA
David D. Urbani	58	Vice President, Finance and Corporate Controller
Andreas von Blottnitz	38	President, Citrix Online Division
Thomas F. Bogan(1)(4)	52	Director
Kevin R. Compton(1)(4)	45	Director
Stephen M. Dow(2)(3)(4)(5)	48	Director
Gary E. Morin(2)(3)(4)	55	Director
Tyrone F. Pike(2)(3)(4)	49	Director
John W. White(1)(4)	65	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Chairperson of the Board of Directors

     Mark B. Templeton has served as President and Chief Executive Officer of the Company from January 1999 to June 2000 and from June 2001 to the present, as President and Senior Executive Officer from July 2000 to May 2001, and as President since January 1998. He was elected to the Board of Directors in May 1998 and in May 2001. Prior to January 1998, he served as Vice President, Marketing since joining the Company in June 1995.

      John C. Burris joined the Company in July 1999 as Senior Vice President, Worldwide Customer Services. In January 2001, Mr. Burris was appointed Senior Vice President, Worldwide Sales and Customer Services. Prior to joining the Company, Mr. Burris was employed by Lucent Technologies, a publicly traded company, from 1994 to 1999 as Vice President and General Manager of the Gulf states region.

      David R. Friedman joined the Company in October 2002 as Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Friedman served as Senior Vice President, General Counsel and Clerk from 1999 to 2002, Vice President, General Counsel and Clerk from 1998 to 1999 and Associate Corporate Counsel from 1996 to 1998, at Parametric Technology Corporation, a software company.

      David J. Henshall joined the Company in April 2003 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Henshall served as Vice President, Chief Financial Officer, Treasurer and Secretary from 2002 to 2003, Vice President of Finance and Treasurer from 2001 to 2002, Treasurer from 1999 to 2001 and Assistant Treasurer from 1998 to 1999 for Rational Software Corporation, a software company acquired by IBM Corporation in 2003. Mr. Henshall held several finance positions from 1993 to 1998 with Cypress Semiconductor Corporation, a semiconductor company, and from 1990 to 1993 at Samsung Semiconductor Corporation, a semiconductor company.

      Robert G. Kruger joined the Company in April 2001 as Chief Technology Officer. In June 2001, Mr. Kruger was also promoted to Senior Vice President, Product Development. Prior to joining the Company, Mr. Kruger was Vice President, Windows NT and eBusiness Solutions from 1998 to 2000, Vice President and General Manager, PATROL Business Unit in 2000, and Vice President and General Manager, eForce Business Unit from 2000 to 2001 at BMC Software Inc., a software company. From 1987 to 1998, Mr. Kruger held several positions with Microsoft Company, the most recent being General Manager, Systems Management Products from 1995 to 1998.

      Anthony F. Marzulli joined the Company in January 2004 as Senior Vice President, Marketing. Prior to joining the Company, Mr. Marzulli served as Vice President, Marketing from 2002 to 2003 at EMC Corporation. From 1997 to 2002, Mr. Marzulli served as Senior Vice President, Marketing at Lawson Software, a software company.

      Jeanne M. Moreno joined the Company in July 2000 as Vice President and Chief Information Officer. In April 2002, Ms. Moreno was also promoted to Senior Vice President, Corporate Services. Prior to joining the Company, Ms. Moreno served as Chief Information Officer for BMC Software, Inc., a software company, from August 1994 to July 2000.

      Stefan Sjostrom joined the Company in March 2001 as Vice President, EMEA. Prior to joining the Company, Mr. Sjostrom served as Managing Director and Vice President of BSDi EMEA Ltd., a software company, from April 2000 to February 2001. From November 1998 to April 2000, Mr. Sjostrom was Managing Partner of CMHS Management Consulting, a consulting firm. From September 1997 until November 1998, Mr. Sjostrom was a Management Consultant for Total Recall (UK) Ltd., a consulting service provider.

      David D. Urbani joined the Company in March 2000 as Vice President and Corporate Controller. From June 2000 to October 2001, Mr. Urbani also served as Treasurer of the Company. Since December 2001, Mr. Urbani has served as Vice President, Finance. From May 2002 to April 2003, Mr. Urbani also served as Acting Chief Financial Officer. Prior to joining the Company, Mr. Urbani served as Vice President and Treasurer for Maytag Corporation, a diversified manufacturer, from 1995 to 2000.

      Andreas von Blottnitz joined the Company in connection with the Company’s acquisition of Expertcity.com, Inc. (“Expertcity”) as President of the Citrix Online Division. In February 2004 the Company acquired Expertcity, a software company focused on Web-based access services, where Mr. von Blottnitz served as President and Chief Executive Officer from 1999 until its acquisition by the Company. Prior to joining Expertcity, Mr. von Blottnitz served as President and Chief Executive Officer of AOL Germany from 1995 to 1999.

      Thomas F. Bogan has served as a director of the Company since January 2003. From 1997 to 2003, Mr. Bogan served in a variety of positions with Rational Software Corporation, a software company acquired by IBM Corporation in 2003, including President from 2000 to 2003, Chief Operating Officer from 1999 to 2003, Senior Vice President from 1999 to 2000, and Vice President and General Manager from 1997 to 1999.

      Kevin R. Compton has served as a director of the Company since 1993. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton serves on the Board of Directors of VeriSign, a publicly traded company.

      Stephen M. Dow has served as a director of the Company since 1989 and as Chairperson of the Board of Directors since May 2002. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow serves on the Board of Directors of Cytokinetics, Inc., a private drug manufacturing company that has filed a registration statement on Form S-1.

      Gary E. Morin has served as a director of the Company since January 2003. Since 2000, Mr. Morin has served as Executive Vice President and Chief Financial Officer of Lexmark International, Inc., a publicly traded laser and inkjet printer and supplies company. From 1996 to 2000, Mr. Morin served as Vice President and Chief Financial Officer of Lexmark.

      Tyrone F. Pike has served as a director of the Company since 1993. Since April 2002, Mr. Pike has served as President and Chief Executive Officer of Cemaphore Systems, Inc. From July 2001 to December 2003, Mr. Pike served as President and Chief Executive Officer of Bravara Communication, Inc. From August 2000 to July 2001, Mr. Pike served as Vice President of Special Projects for InterNAP Network Services Corporate, a data network carrier that provides Quality of Service connectivity to the Internet. In July 2000

InterNAP acquired VPNX.com, a virtual private network services company founded by Mr. Pike in August 1996 and where he served as President and Chief Executive Officer until its acquisition by InterNAP.

      John W. White has served as a director of the Company since July 1998. From February 1994 to October 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Mr. White serves on the Board of Directors of Metasolv Software and MigraTec, Inc., both of which are publicly traded companies.

      Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

      The Board of Directors has determined that each of Messrs. Bogan, Compton, Dow, Morin, Pike, and White is independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

Executive Sessions of Independent Directors

      Executive sessions of the independent Directors are held four times a year following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee Directors of the Company, and the Chairperson of the Board of Directors is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

      The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	Directors must have received a bachelor’s degree from a qualified institution.

      The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

•	An understanding of and experience in software and services, technology, accounting, governance, finance and/or marketing;

•	Leadership experience with public companies or other major complex organizations; and

•	Experience on another public company board unless a Director otherwise qualifies as an “audit committee financial expert” under the rules of the SEC.

Process for Identifying and Evaluating Director Nominees

      The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

      Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as Director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Director’s appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

      The Nominating and Corporate Governance Committee will consider Director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director nominee candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name of the individual recommended for consideration as a Director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board of Directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a Director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309
Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 267-2862
Attn: Secretary of Citrix Systems, Inc.

      The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check from a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding their experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

      The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309
Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 267-2862.
Attn: Chairperson of the Board of Directors, c/o Secretary

For security holder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual Director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309
Attn: [Name of the Director], c/o Secretary

By facsimile to (954) 267-2862
Attn: [Name of the Director], c/o Secretary

The Company will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, and/or to the Director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by certified U.S. mail to an address specified by each Director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

      The Company’s policy is that one of the Board of Directors’ regular quarterly meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. Three members of the Board of Directors attended the Annual Meeting of Stockholders held in 2003.

Code of Ethics

      The Company has adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is attached to this Proxy Statement as Annex A and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Investor Relations. The Company intends to disclose amendments to or waivers from a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http:// www.citrix.com/ site/ aboutCitrix/governance/.

      For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/site/aboutCitrix/governance/.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

      The Board of Directors met eleven times during the fiscal year ended December 31, 2003 and did not take action by unanimous written consent during the fiscal year ended December 31, 2003. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which they served during fiscal 2003. The Board of Directors has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

      The Audit Committee of the Board of Directors, of which Messrs. Morin, Pike and Dow are currently members, oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or the general public and (ii) the Company’s internal financial and accounting controls. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company, (ii) recommends, establishes and monitors procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (iii) serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the SEC thereunder, (iv) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (v) engages advisors as necessary, and (vi) determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met thirteen times and did not take action by unanimous written consent during the fiscal year ended December 31, 2003. Mr. Morin serves as Chairperson of the Audit Committee and qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee, including Mr. Morin, is independent within the meaning of the Company’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

      The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex B and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Compensation Committee

      The Compensation Committee, of which Messrs. Bogan, Compton and White are currently members, is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations. The Compensation Committee also (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices, (ii) approves the salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior executive officers reporting directly to the Chief Executive Officer, and (iii) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder) for which stockholder approval is required or desirable. The Compensation Committee met six times and took action by unanimous written consent eighteen times during the fiscal year ended December 31, 2003. Mr. Bogan serves as Chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

      The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex C and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Finance Committee

      The Finance Committee of the Board of Directors, of which Messrs. Morin, Pike and Dow are currently members, is responsible for assisting the Board of Directors in fulfilling its responsibilities by advising the Board of Directors and, in certain instances, by acting on behalf of the Board of Directors on matters relating to the Company’s investment policies and financing activities. The Finance Committee met four times and did not take action by unanimous written consent during the fiscal year ended December 31, 2003. Mr. Morin serves as Chairperson of the Finance Committee. The Board of Directors has determined that each member of the Finance Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

      The Finance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex D and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee of the Board of Directors, of which the Company’s outside directors, Messrs. Compton, Dow, Pike, Morin, Bogan and White are currently members, is responsible for assisting the Board of Directors in fulfilling its responsibilities by (i) reviewing and making recommendations to the Board of Directors regarding the Board of Director’s composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Director’s compliance with its fiduciary duties to the Company and its stockholders. The Nominating and Corporate Governance Committee met four times and took action by unanimous written consent one time during the fiscal year ended December 31, 2003. The Nominating and Corporate Governance Committee may, in its discretion, consider nominees recommended by stockholders. Mr. Dow serves as Chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

      The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex E and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

      For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/site/aboutCitrix/governance/.

Report of Audit Committee of the Board of Directors

      This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors is currently comprised of Messrs. Morin, Pike and Dow, each of whom is a non-employee Director of the Company. Mr. Morin qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee, is independent within the meaning of the Company’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members. In January 2004, the Audit Committee met and reviewed the adequacy of its charter. During the fiscal year 2003, the Company’s independent certified public accountants were Ernst & Young LLP (“Ernst & Young”). Ernst & Young also performed audit-related services, tax services and other non-audit services for the Company during 2003.

      The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control over financial reporting and disclosure controls and procedures, as required under the Sarbanes-Oxley Act. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the rules under the Sarbanes-Oxley Act that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

      The Audit Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally acceptable in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with the independent certified public accountants from Ernst & Young their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with Ernst & Young the overall scope and plans for their annual audit for 2003 and discussed with PricewaterhouseCoopers LLP (“PwC”) the overall scope and plans for their internal audit activities for 2003. The Audit Committee meets separately with Ernst & Young in their capacity as the Company’s independent auditors and meets separately with PwC in their capacity as the internal audit outsourcing provider for the Company, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting, as applicable.

      The Audit Committee has reviewed the audited consolidated financial statements of the Company at December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 and has discussed them with both management and Ernst & Young. In connection with the Company’s Form 10-K for the year ended December 31, 2003, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young the firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      The Audit Committee also reviewed the Company’s quarterly financial statements during 2003 and discussed them with both the management of the Company and Ernst & Young prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2003, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

      The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2003. Information about Ernst & Young’s fees for 2003 is discussed below in this Proxy Statement under “Independent Certified Public Accountants “ Based on its evaluation, the Audit Committee has retained Ernst & Young to serve as the Company’s auditors for the fiscal year ending December 31, 2004.

      No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee

Stephen M. Dow
Gary E. Morin
Tyrone F. Pike

      For more information about our Audit Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

      The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the fiscal years ended December 31, 2003, 2002 and 2001 to (i) the Company’s Chief Executive Officer during 2003, (ii) each of the other four most highly compensated executive officers of the Company who received total annual salary and bonus in excess of $100,000 in fiscal 2003 and (iii) up to two additional individuals, if any, for whom disclosures would have been provided by this item but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal 2003.

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
		Annual Compensation				Awards(2)

						Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Compensation($)	Options(#)	Compensation($)

Mark B. Templeton	2003	432,500	703,735		—	75,000	6,551(5), 1,209(6)
President, Chief Executive	2002	412,333	245,864		—	137,500	4,870(5), 5,501(6)
Officer and Director	2001	399,000	308,168		—	115,000	300(4), 4,101(5), 5,250(6)

John C. Burris	2003	299,567	505,064		—	35,000	6,315(5), 4,584(6)
Senior Vice President,	2002	285,333	200,660		—	108,750	3,932(5), 4,148(6)
Worldwide Sales and	2001	275,000	215,332		—	50,000	300(4), 1,084(5),
Customer Services							3,986(6)

Robert G. Kruger	2003	326,427	387,657		—	35,000	107,343(9)
Senior Vice President,	2002	307,333	159,620		—	111,667	5,355(3)
Product Development and	2001	200,080	163,068	(10)	—	265,000	57,302(3), 702,271(8)
Chief Technology Officer

Stefan Sjostrom	2003	316,044	375,758		—	32,000	44,391(7)
Vice President, EMEA	2002	257,216	157,381		—	82,250	19,662(7)
	2001	171,428	129,629	(11)	—	213,000	11,855(3), 13,551(7)

David J. Henshall	2003	196,875	416,732	(12)	—	200,000	52,178(3), 4,149(6)
Vice President and Chief Financial Officer

Kate Hutchison	2003	285,000	337,340		—	31,000	2,250(6), 13,835(7)
Vice President, Corporate	2002	11,875	—		—	225,000
Marketing

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 2003, 2002 and 2001.
(3)	Consists of relocation expenses.
(4)	Consists of health care adjustment.
(5)	Consists of spousal travel reimbursement.
(6)	Consists of employer match for 401(k) plan.
(7)	Consists of housing allowance.
(8)	Consists of premium and related taxes paid to Mr. Kruger on the sale of his residence in connection with his relocation.
(9)	Consists of stock option exercises.

(10)	$25,000 consists of a sign-on bonus.
(11)	$20,746 consists of a sign-on bonus.
(12)	$100,000 consists of a sign-on bonus.

Option Grants in Last Fiscal Year

      The following table sets forth each grant of stock options made during the year ended December 31, 2003 pursuant to the Company’s 1995 Stock Plan and Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan to each of the executive officers named in the Summary Compensation Table (the

“Named Executive Officers”). The Company did not grant any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2003.

					Potential Realizable
	Individual Grants(1)				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation
	Underlying	Granted to	Exercise		for Option Term(3)
	Options	Employees in	Price(2)	Expiration
Name	Granted(#)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Mark B. Templeton	37,500	0.66	12.00	3/3/13	272,618	700,649
	37,500	0.66	18.05	7/31/13	425,683	1,078,764
John C. Burris	17,500	0.31	12.00	3/3/13	127,222	326,979
	17,500	0.31	18.05	7/31/13	198,652	503,423
Robert G. Kruger	17,500	0.31	12.00	3/3/13	127,222	326,979
	17,500	0.31	18.05	7/31/13	198,652	503,423
Stefan Sjostrom	16,000	0.28	12.00	3/3/13	116,317	298,944
	16,000	0.28	18.05	7/31/13	181,625	460,273
David J. Henshall	200,000	3.49	14.36	4/14/13	1,806,185	4,577,228
Kate Hutchison	15,000	0.26	12.00	3/3/13	109,047	280,260
	16,000	0.28	18.05	7/31/13	181,625	460,273

(1)	The options granted vest over four years at a rate of 25% of the shares underlying the option one year from the date of the grant and at a rate of 2.08% monthly thereafter.
(2)	The exercise price per share of each option was determined by the Compensation Committee to be equal to or greater than the fair market value per share of Common Stock on the date of grant. The fair market value per share of Common Stock as of the Record Date was $19.43.
(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises and Year-End Values

      The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2003 and the year-end value of unexercised options.

			Numbers of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2003		December 31, 2003
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable(#)		Exercisable/Unexercisable($)(2)

Mark B. Templeton	—	—	1,905,562/	221,938	$4,760,970/	$1,461,905
John C. Burris	—	—	407,152/	128,598	$534,086/	$ 950,886
Robert G. Kruger	7,075	$107,343	209,991/	194,601	$372,176/	$ 945,688
Stefan Sjostrom	—	—	174,474/	152,776	$295,290/	$ 718,621
David J. Henshall	—	—	—/	200,000	—/	$1,360,000
Kate Hutchison	—	—	56,250/	199,750	$470,250/	$1,597,910

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of the Company’s Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act, and do not reflect amounts actually received by the Named Executive Officers.
(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003, the fiscal year-end ($21.16 per share), multiplied by the number of shares underlying the option.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2003 about the securities authorized for issuance to the Company’s employees and directors under the Company’s equity compensation plans, consisting of the Amended and Restated 1995 Stock Plan (“1995 Stock Plan”), the Third Amended and Restated 1995 Employee Stock Purchase Plan (“1995 Purchase Plan”), the Amended and Restated 1995 Non-Employee Director Stock Option Plan (“Director Option Plan”) and the Second Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan (“2000 Plan”).

Equity Compensation Plan Information

	(A)	(B)	(C)

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation plans
	be issued upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected
Plan Category	warrants and rights	warrants and rights	in column (A))

Equity compensation plans approved by security holders	38,222,000	$24.56	37,025,000
Equity compensation plans not approved by security holders	—	—	—

Total	38,222,000	$24.56	37,025,000

Stock Plans

      The Company currently has three employee stock option and ownership plans: the 1995 Stock Plan, the 1995 Purchase Plan, and the 2000 Plan. Each of the foregoing plans is administered by the Compensation Committee of the Board of Directors.

      The Company’s 1995 Plan was originally adopted by the Board of Directors on September 28, 1995 and approved by the Company’s stockholders in October 1995. Under the terms of the 1995 Plan, the Company is authorized to grant incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”), make stock awards, and provide the opportunity to purchase stock to employees, directors and officers and consultants of the Company. The 1995 Plan, as amended, provides for the issuance of a maximum of 69,945,623 (as adjusted for stock splits) shares of Common Stock, plus, effective January 1, 2001 and each year thereafter, a number of shares of Common Stock equal to 5% of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Under the 1995 Plan, a maximum of 60,000,000 ISOs may be granted and ISOs must be granted at exercise prices no less than fair market value at the date of grant, except for ISOs granted to employees who own more than 10% of the Company’s combined voting power, for which the exercise prices will be no less than 110% of the fair market value at the date of grant. NSOs, stock awards or stock purchases may be granted or authorized, as applicable, at prices no less than the minimum legal consideration required. Under the 1995 Plan, as amended, ISOs must be granted at exercise prices no less than fair market value at the date of grant; provided, however, that if an NSO is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price may be equal to or greater than 85% of the fair market value at the date of such grant. ISOs and NSOs expire ten years from the date of grant. All options are exercisable upon vesting. The options typically vest over four years at a rate of 25% of the shares underlying the option one year from the date of grant and at a rate of 2.08% monthly thereafter. As of the Record Date, options to purchase an aggregate of 33,255,350 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 23,094,276 shares were then exercisable.

      The 1995 Purchase Plan was originally adopted by the Board of Directors on September 28, 1995 and approved by the Company’s stockholders in October 1995. The 1995 Purchase Plan provides for the issuance of a maximum of 9,000,000 shares of Common Stock upon the exercise of non-transferable options granted to participating employees. All U.S.-based employees of the Company whose customary employment is 20 hours or more per week and more than five months in any calendar year, and employees of certain international subsidiaries, are eligible to participate in the 1995 Purchase Plan. Employees who would immediately after the grant own 5% or more of the Company’s Common Stock and directors who are not employees of the Company may not participate in the 1995 Purchase Plan. To participate in the 1995 Purchase Plan, an employee must authorize the Company to deduct an amount (not less than 1% nor more than 10% of a participant’s total cash compensation, up to a maximum of $25,000) from his or her pay during six-month periods (each a “Plan Period”). The maximum number of shares of Common Stock an employee may purchase in any Plan Period is 6,000 shares subject to certain other limitations. The exercise price for the option for each Plan Period is 85% of the lesser of the market price of the Common Stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions are refunded. An employee’s rights under the 1995 Purchase Plan terminate upon his or her voluntary withdrawal from the 1995 Purchase Plan at any time or upon termination of employment. In January 2002, the 1995 Purchase Plan was amended to change the Plan Periods to avoid automatic purchases of shares of Common Stock from being made during the Company’s regular black-out periods. As of the Record Date, 1,370,769 shares of Common Stock had been purchased under the 1995 Purchase Plan.

      The Company’s 2000 Plan was originally adopted by the Board of Directors and approved by the Company’s stockholders on May 18, 2000. Under the terms of the 2000 Plan, the Company is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant ISOs and grant NSOs to officers and directors of the Company. The 2000 Plan provides for the issuance of up to 4,000,000 shares, plus, effective on January 1, 2001, on January 1 of each year, a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, the maximum number of stock options that may be issued pursuant to the 2000 Plan shall be equal to the maximum number of stock options issuable under the 2000 Plan at any time less 500,000 stock options, and no more than 3,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 2000 Plan. Under the 2000 Plan, ISOs must be granted at exercise prices no less than market value at the date of grant; provided, however, that if an NSO is expressly granted in lieu of a reasonable amount of salary or cash bonus, the exercise price may be equal to or greater than 85% of the fair market value at the date of such grant. ISOs and NSOs expire ten years from the date of grant. All options are exercisable upon vesting. The options typically vest over four years at a rate of 25% of the shares underlying the option one year from the date of grant and at a rate of 2.08% monthly thereafter. As of the Record Date, options to purchase an aggregate of 3,158,919 shares of Common Stock were issued and outstanding under the 2000 Plan, of which options for 2,015,492 shares were then exercisable.

Report of Compensation Committee of the Board of Directors about Executive Compensation

      This report is submitted by the Compensation Committee of the Board of Directors, which administered the Company’s executive compensation program during the fiscal year ended December 31, 2003. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Bogan, Compton and White, three non-employee directors of the Company. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations. In determining and making recommendations with respect to compensation of executive officers, the Compensation Committee considers the advice of independent outside consultants in determining whether the amounts and types of compensation the Company pays its executive officers are appropriate. The Compensation Committee also (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices, (ii) approves the salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior executive officers reporting directly to the Chief Executive Officer, and (iii) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder) for which stockholder approval is required or desirable.

      Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the best talent and highest caliber executives to serve the Company and help it to achieve its strategic objectives.

•	To align management’s interest with the medium- and long-term success of the Company.

•	To align management’s interest with stockholders by including long-term equity incentives.

•	To grow the profitability of the Company and, accordingly, increase stockholder value.

      Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Company’s 401(k) Plan and the 1995 Employee Stock Purchase Plan.

      Base Salary. Each year we survey the executive compensation practices of our peer group companies and of the software industry group overall. Compensation levels for each of the Company’s executive officers, including the President and Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at our peer group companies and within the overall software industry group. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the scope and strategic impact of the executive officers’ responsibilities, (ii) the Company’s past financial performance and future expectations, (iii) the Company’s long-term goals and strategies, (iv) the performance and experience of each individual, (v) past salary levels of each individual and of the officers as a group, (vi) the amount of base salary in the context of the executive officer’s total compensation and other benefits and (vii) for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of the President and Chief Executive Officer.

      The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. Generally, salary decisions for the Company’s executive officers are made near the beginning of each calendar year. Fiscal 2003 base salaries were determined by the Compensation Committee after considering these factors.

      Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 2003 based upon a consideration of a number of factors according to the executive officer’s position. The factors used in determining the incentive compensation for the Company’s President and Chief Executive Officer and the Company’s Vice President and Chief Financial Officer were the Company’s sales bookings, earnings per share and product mix. The factors used in determining the incentive compensation for all other executive officers were sales bookings, product mix and individual performance objectives. In addition, the Compensation Committee took into consideration the Company’s financial and operating performance in a challenging global economic environment in 2003 and each executive officer’s individual performance in contributing to the Company’s longer-term strategic goals.

      Stock Options. The Compensation Committee believes that long-term incentive compensation in the form of stock options helps to align the interests of management and stockholders and is an important component of the Company’s overall compensation scheme. In addition to an executive’s past performance, the Company’s desire to retain individuals important to the strategic success of the Company is weighed heavily in the determination of stock option grants. The Compensation Committee believes that long-term incentive compensation in the form of stock options can be an extremely effective incentive for superior performance leading to long-term stockholder value.

      When establishing stock option grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 2003 were granted at an exercise price per share equal to or greater than the market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the number of Company options outstanding as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase the Company’s Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees.

      Chief Executive Officer’s Compensation.

      Base Salary.

      In 2003, the Company’s President and Chief Executive Officer, Mark B. Templeton, received salary compensation of $432,500. In addition to the other factors described above, the increase of Mr. Templeton’s annual salary from $412,333 to $432,500 was based on an assessment of salaries paid to chief executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Mr. Templeton’s qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Mr. Templeton was awarded a bonus based on consideration of a number of factors including the Company’s sales bookings and earnings per share for fiscal 2003 and product mix. Mr. Templeton was granted a bonus of $703,735 based upon achieving the Company’s targeted sales bookings and earnings per share and in recognition of Mr. Templeton’s role in leading the Company to solid financial and operating results in a challenging global economic environment and his individual performance in strategically positioning the Company for future success.

      Stock Options.

      In addition, in March and August 2003, Mr. Templeton was granted options to purchase 37,500 and 37,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Templeton’s performance and initiatives to strategically guide the growth and profitability of the Company. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Named Executive Officer Compensation.

      John C. Burris’ Compensation.

      Base Salary.

      In 2003, Mr. Burris received salary compensation of $299,567. The increase of Mr. Burris’ annual salary from $285,333 to $299,567 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Mr. Burris’ qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Mr. Burris was awarded a bonus on consideration of a number of factors including the Company’s sales bookings for fiscal 2003, product mix and individual performance objectives. Mr. Burris was granted a bonus of $505,064 based upon achieving the Company’s targeted sales bookings and in recognition of his individual performance.

      Stock Options.

      In addition, in March and August 2003, Mr. Burris was granted options to purchase 17,500 and 17,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Burris’ strategic role in the Company and strong individual contributions to the Company’s operational and strategic objectives. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Robert G. Kruger’s Compensation.

      Base Salary.

      In 2003, Mr. Kruger received salary compensation of $326,427. The increase of Mr. Kruger’s annual salary from $307,333 to $326,427 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Mr. Kruger’s qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Mr. Kruger was awarded a bonus on consideration of a number of factors including the Company’s sales bookings for fiscal 2003, product mix and individual performance objectives. Mr. Kruger was granted a bonus of $387,657 based upon achieving the Company’s targeted sales bookings and in recognition of his individual performance.

      Stock Options.

      In addition, in March and August 2003, Mr. Kruger was granted options to purchase 17,500 and 17,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Kruger’s strategic role in the Company and strong individual contributions to the Company’s operational and strategic objectives. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Stefan Sjostrom’s Compensation.

      In 2003, Mr. Sjostrom received salary compensation of $316,044. The increase of Mr. Sjostrom annual salary from $257,216 to $316,044 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Mr. Sjostrom’s qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Mr. Sjostrom was awarded a bonus on consideration of a number of factors including the Company’s sales bookings for the EMEA region for fiscal 2003, product mix for the EMEA region and individual performance objectives. Mr. Sjostrom was granted a bonus of $375,758 based upon achieving the targeted sales revenue bookings for the EMEA region and in recognition of his individual performance.

      Stock Options.

      In addition, in March and August 2003, Mr. Sjostrom was granted options to purchase 16,000 and 16,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Mr. Sjostrom’s strategic role in the Company and strong individual contribution to the Company’s operational and strategic objectives. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      David J. Henshall’s Compensation.

      Base Salary.

      In 2003, Mr. Henshall received salary compensation of $196,875. Mr. Henshall’s annual salary of $275,000 was based on an assessment of salaries paid to similar executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Mr. Henshall’s qualifications and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Mr. Henshall was awarded a bonus on consideration of a number of factors including the Company’s sales bookings and earnings per share for fiscal 2003 and product mix. Mr. Henshall received a total bonus in 2003 of $416,732. A portion of Mr. Henshall’s 2003 bonus consisted of a sign-on bonus in the amount of $100,000. The remainder of his bonus in the amount of $316,732 was based upon achieving the Company’s sales bookings and earnings per share.

      Stock Options.

      In addition, in April 2003, on Mr. Henshall’s first day of employment with the Company, Mr. Henshall was granted options to purchase 200,000 shares of Common Stock pursuant to the Company’s standard vesting schedule. The initial grant of options was awarded to Mr. Henshall’s pursuant to the Company’s executive compensation practices with respect to equity participation by its executive officers. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Kate Hutchison’s Compensation.

      Base Salary.

      In 2003, Ms. Hutchison received salary compensation of $285,000. Ms. Hutchison’s annual salary of $285,000 was based on an assessment of salaries paid to executive officers at our peer group companies and within the overall software industry group, as well as an assessment of Ms. Hutchison’s qualifications, performance and expected contributions to the Company’s planned growth during the upcoming year.

      Incentive Compensation.

      Ms. Hutchison was awarded a bonus on consideration of a number of factors including the Company’s sales bookings for fiscal 2003, product mix and individual performance objectives. Ms. Hutchison was granted a bonus of $337,340 based upon achieving the Company’s sales bookings and in recognition of her individual performance.

      Stock Options.

      In addition, in March and August 2003, Ms. Hutchison was granted options to purchase 15,000 and 16,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. The grant of options was in recognition of Ms. Hutchison’s strategic role in the Company and strong individual contributions to the Company’s operational and strategic objectives. See “Compensation and Other Information Concerning Directors and Officers — Option Grants in Last Fiscal Year.”

      Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

      No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee

Thomas F. Bogan
Kevin R. Compton
John W. White

      For more information about our Compensation Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

Compensation Committee Interlocks and Insider Participation

      During 2003, Messrs. Compton, Dow and White served as members of the Compensation Committee. No member of the Committee was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

      During the last year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

      Employee-directors do not receive cash compensation for their service as members of the Board of Directors. During 2003, non-employee directors received a fee of $1,800 for each meeting of the Board of Directors that they attended in person, $500 for each meeting of the Board of Directors that they participated in via telephone, $800 for each meeting of the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee that they attended regardless of whether such meeting was in person, and $1,500 for each meeting of the Audit Committee that they attended regardless of whether such Audit Committee meeting was in person. In addition, a director receives an annual fee of $5,000 for serving as Chairperson of the Audit Committee and $2,500 for serving as a chairperson of any other committee of the Board of Directors, except for the Finance Committee Chairperson if the Finance Committee Chairperson is also Chairperson of the Audit Committee. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

      Non-employee directors are also eligible for participation in the Director Option Plan. The Director Option Plan was originally adopted by the Board of Directors on September 28, 1995 and approved by the Company’s stockholders in October 1995. The Director Option Plan provides for the grant of options to purchase a maximum of 3,600,000 (adjusted for stock splits) shares of Common Stock to non-employee directors of the Company. Pursuant to the Director Option Plan, each non-employee director is eligible to receive an initial grant of an option to purchase 60,000 shares of Common Stock and an annual grant of an option to purchase 20,000 shares of Common Stock on the first business day of the month following the Annual Meeting of Stockholders, provided that no annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant. The initial grant vests 1/3 after the conclusion of the first year and 1/36 per month over the remaining two years. The annual grant vests in equal monthly increments over a period of one year. The exercise price per share for all options granted under the Director Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 640,715 options were issued and outstanding under the Director Option Plan, of which options for approximately 609,866 shares were then exercisable.

Certain Business Relationships and Related Transactions

      In connection with the Company’s acquisition of Expertcity in February, 2004, Andreas von Blottnitz was appointed President of the Company’s Online Division. Prior to joining the Company, Mr. von Blottnitz was Chief Executive Officer, President and a director of Expertcity.

      The acquisition agreement between the Company and Expertcity provides for additional purchase price consideration of up to approximately 0.6 million shares of the Company’s Common Stock to be issued to the Expertcity stockholders in the event certain revenue and other financial milestones are achieved by the Expertcity business in 2004. For purposes of calculating the number of shares of the Company’s Common Stock issued to the Expertcity stockholders, the acquisition agreement provides that shares of the Company’s

Common Stock issued as initial consideration or as additional purchase price consideration be valued based on the average closing price of the Company’s Common Stock for the ten consecutive trading days ended two trading days prior to the closing of the acquisition, or $20.12 per share. If the maximum amount of additional purchase price consideration becomes payable, as a former stockholder and officer of Expertcity, Mr. von Blottnitz would be entitled to receive approximately 122,380 shares of the Company’s Common Stock in 2005. The fair value of the shares issued to Mr. von Blottnitz as additional purchase price consideration, if any, will be based on the market value of the Company’s Common Stock at the date that the shares are earned.

Stock Performance Graph

      The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from December 31, 1998 through December 31, 2003, with the cumulative total return on the Center for Research in Securities Prices Index for The Nasdaq Stock Market National Market Index (“Nasdaq U.S. Index”), the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Prepackaged Software (SIC Code 7372) Index (“Peer Group Index”). The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock, in the Peer Group, the Nasdaq U.S. Index and the S&P 500 Index and assumes reinvestment of dividends, if any.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CITRIX SYSTEMS, INC.,
S&P 500 INDEX, NASDAQ MARKET INDEX AND SIC CODE INDEX

	Base
	Period
Company Name/Index	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03

CITRIX SYSTEMS, INC.	100	253.44	92.72	93.38	50.77	87.20
S&P 500 INDEX (1)	100	121.04	110.02	96.95	75.52	97.18
NASDAQ U.S. INDEX	100	185.43	111.83	88.76	61.37	91.75
PEER GROUP INDEX	100	196.30	108.59	90.20	61.07	79.76

(1)	On December 21, 2000, the Company was included in the S&P 500 Index.

      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Standard & Poor’s, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2003, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2003, except for the following: the executive officers received strategic option grants that were inadvertently reported on Forms 4 five business days later than the required two-business-day deadline.

PROPOSAL 2

STOCKHOLDER PROPOSAL

      The United Brotherhood of Carpenters Pension Fund, located at 101 Constitution Avenue, N.W., Washington, DC 20001, is the beneficial owner of approximately 2,800 shares of the Company’s Common Stock and has notified the Company that it intends to submit the following resolution for consideration at the Meeting:

Resolved, that the stockholders of Citrix Systems, Inc. (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Supporting Statement: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffet wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free.

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Bear Stearns recently reported that more than 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, “More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options.”

This Fund, along with other Building Trades’ union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 26 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl’s. We urge your support for this important reform.

Citrix Position

WE RESPECTFULLY URGE YOU TO VOTE “AGAINST” THIS PROPOSAL

UNTIL THE SEC AND THE FINANCIAL ACCOUNTING STANDARDS BOARD
MANDATE THAT ALL COMPANIES EXPENSE OPTIONS AND PROVIDE
CLEAR AND UNAMBIGUOUS GUIDANCE AS TO THE METHOD OF EXPENSING.

      Citrix has the utmost respect for the interests of its stockholders and recognizes that options have been the subject of abuse at some companies. At the same time, Citrix also recognizes that there is a divergence of opinion on this issue and that other industry leaders and associations have taken differing views. As a result, we take many views into account when assessing what we believe is best for our stockholders, the health of the business, and the industry overall. After substantial consideration of this issue, the Board respectfully submits to the stockholders the following response to the proposal.

Board of Directors’ Response

      The Board of Directors has carefully considered the changes suggested in the proposal submitted by the United Brotherhood of Carpenters Pension Fund. At this time, the Board of Directors does not believe that it is in the best interests of the Company’s stockholders to record stock option expense in the Company’s income statement. We believe that the Company should retain its current accounting policy with respect to stock options and await consensus and clarity on whether and, if so, how to expense stock options.

We believe that altering existing accounting practices before this accounting treatment is mandated, standardized or widely adopted would be premature.

      There is considerable ongoing debate regarding accounting for stock options. The Financial Accounting Standards Board, the International Accounting Standards Board and certain regulatory bodies, such as the SEC, may well resolve this debate in the near future. We believe that it would be harmful to the Company’s stockholders to change accounting practices until this issue is specifically and unambiguously resolved. We believe that if the Company were to decide to expense stock options before this accounting treatment is standardized or widely adopted, investors would have difficulty evaluating the Company’s performance relative to other companies who do not elect this accounting treatment. If the current debate results in new accounting rules that require the expensing of stock options, the Company will, of course, comply.

Until the expensing of stock options is mandated, we believe the Company’s voluntary additional disclosure will provide comprehensive information regarding its equity compensation practices.

      As part of the Company’s commitment to continuously improve its financial transparency, it is one of 33 public companies that have since 2003 voluntarily provided investors with additional information about stock options under the American Electronics Association and Technology Network guidelines. These disclosures, which are being included in the Company’s quarterly and annual filings with the SEC, provide investors with significantly more information about stock options and their dilutive impact. Furthermore, this information is readily accessible to investors in a separate section of the Company’s filings with the SEC. We believe this additional disclosure provides greater transparency to investors with respect to the Company’s equity compensation practices.

      The Board of Directors shares the desire to have transparent and accurate accounting policies implemented in a prudent manner, with full and complete information as it pertains to this issue. We believe that, until the expensing of stock options is mandated, the Company’s current accounting practices accomplish this objective by providing investors with the information necessary to make sound judgments as to the impact of stock options on the Company’s financial results.

FOR THESE REASONS, WE RESPECTFULLY URGE YOU TO VOTE “AGAINST”

THIS PROPOSAL UNTIL THE SEC AND THE FINANCIAL ACCOUNTING STANDARDS
BOARD MANDATE THAT ALL COMPANIES EXPENSE OPTIONS AND PROVIDE
CLEAR AND UNAMBIGUOUS GUIDANCE AS TO THE METHOD OF EXPENSING.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 3, 2004. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2005 Annual Meeting — other than one that will be included in the Company’s proxy statement — must notify the Company between November 3, 2004 and December 3, 2004. If a stockholder who wishes to present a proposal fails to notify the Company by December 3, 2004 and such proposal is brought before the 2005 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2005 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has retained the firm of Ernst & Young LLP (“Ernst & Young”), independent certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2004. Ernst & Young has served as the Company’s independent certified public accountants since 1989. It is expected that a member of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Fees

      The following sets forth the aggregate fees billed by Ernst & Young to the Company during the fiscal year ended December 31, 2003 and December 31, 2002:

Audit Fees

      Fees for audit services were approximately $1,583,000 for 2003 and $1,776,000 for 2002, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, fees related to filings with the SEC and accounting consultations.

Audit-Related Fees

      Fees for audit-related services were approximately $79,000 for 2003 and $450,000 for 2002. Audit related services for both years included audits of employee benefit plans. Audit related services for 2002 included due diligence in connection with acquisitions and analysis of customer compliance with user-license terms.

Tax Fees

      Total fees for tax services were approximately $1,917,000 for 2003 and $2,272,000 for 2002, consisting of tax compliance and preparation fees and tax advisory services. Included in these amounts are fees for tax compliance of approximately $748,000 for 2003 and $811,000 for 2002, relating to U.S. federal tax returns, tax returns in overseas countries in which we do business and various state and local tax returns. Also included are fees for tax advisory services of approximately $1,169,000 for 2003 and $1,461,000 for 2002, including tax examination assistance, tax research and tax planning services in the countries in which we do business.

All Other Fees

      All other fees were approximately $221,000 for 2003 and $1,216,000 for 2002. The reduction in fees was largely attributable to the fact that E&Y no longer serves as our internal auditor. Services for 2003 primarily included risk management advisory services. Services for 2002 included internal audit outsourcing services and advisory services related to the Company’s corporate headquarter facilities lease agreement. In order to comply with the SEC’s auditor independence rules, the Company ended its relationship with Ernst & Young for the internal audit function effective December 31, 2002. Ernst & Young did not perform services for the Company as its internal auditor at any time during 2003.

      The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young to the Company in 2003 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2003 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500 plus reimbursement of expenses. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

ANNEX A

Code of Business Conduct

To all Citrites:

      Citrix believes that a fundamental ingredient of business success is that all personnel conduct themselves with basic honesty and integrity, whether it be in their dealings with the company, employees, customers, business partners or others. Ethical conduct is a core value and belief of Citrix. Our customers respect and admire us for the high standards of conduct that characterize the dealings of our employees in every business relationship. We are counting on you to maintain and enhance that reputation.

      This Code of Business Conduct provides the essential guidelines you need in order to understand your responsibilities, including your obligation to comply with the law and to advise Citrix management of anything that is not in compliance with the law or these standards.

      If we continue to follow and uphold our high standards of business conduct, our customers will reward us with confidence. Keep up the good work.

Mark B. Templeton
CEO & President

I.	Citrix Core Principles and People

        Our work toward building a world-class company is an integral part of our lives. We value people and owe it to ourselves, our families, and to each other to make it as challenging, productive, rewarding and enjoyable as we can individually make it. We work hard and have fun doing it.

II.	Introduction

        Citrix Systems, Inc., including all subsidiaries and affiliated entities (“Citrix”) has issued this Code of Business Conduct to deter wrongdoing and to promote: (1) honest and ethical conduct by its board of directors (“directors”), employees and consultants of Citrix, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) avoidance of conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict; (3) full, fair, accurate, timely, and understandable disclosure in reports and documents that Citrix files with, or submits to, the U.S. Securities and Exchange Commission (“SEC”), its shareholders and in other public communications made by Citrix; (4) compliance with all other applicable governmental laws, rules, and regulations; (5) the prompt internal reporting of any violations of this Code of Business Conduct; and (6) accountability for adherence to the Code of Business Conduct.

        This Code of Business Conduct provides guidance to you on your ethical and legal responsibilities. We expect all directors and employees worldwide to comply with the following standards of business conduct and Citrix’s underlying policies and procedures, many of which are referenced herein. Citrix is committed to taking prompt and consistent action against violations of Citrix’s policies. Violation of the standards outlined in these guidelines may be grounds for disciplinary action up to and including termination of employment or other business relationship. Employees and directors who are aware of suspected misconduct, illegal activities, fraud, abuse of Citrix’s assets or violations of the standards outlined in these guidelines are responsible for reporting such matters.

        Because rapid changes in our industry and regulatory environment constantly pose new ethical and legal considerations, no set of guidelines should be considered to be the absolute last word under all circumstances. Although laws and customs will vary in the many different countries in which we operate, our basic ethical responsibilities are global. In some instances, there may be a conflict between the laws of countries that apply to the operations of Citrix, its subsidiaries and affiliates. When you encounter such a conflict, you should consult Citrix’s General Counsel to understand how to resolve that conflict properly.

III.	Basic Obligations

        Under Citrix’s ethical standards, directors and employees share certain responsibilities. It is your responsibility to (i) become familiar with, and conduct Citrix business in compliance with, applicable laws, rules and regulations and Citrix policies, including this Code of Business Conduct; (ii) treat all Citrix employees, customers and business partners in an honest and fair manner; (iii) avoid situations where your personal interests are, or appear to be, in conflict with Citrix interests; and (iv) safeguard and properly use Citrix’s proprietary and confidential information, assets and resources, as well as those of Citrix’s customers and business partners.

        Certain of Citrix’s policies are complemented by specific responsibilities set forth in documents such as the Citrix Employee Handbook and the non-solicitation, non-competition, confidentiality and non-disclosure agreement you signed with Citrix upon the commencement of your employment with Citrix. Those polices should be separately consulted by Citrix directors and employees and are not incorporated by reference into this Code of Business Conduct. Please consult with Employee Services for copies of any polices that cannot be accessed through the Compliance Web Page on citrite.net. However, you should follow these basic obligations common to all policies:

•	Learn the details of policies dealing with your work. No one expects you to know all policies word for word. You should have a basic understanding of issues covered by each policy, and you should have a detailed understanding of policies that apply to your job. Check the Compliance Web Page on mycitrite.net for the complete and latest text of Citrix policies that relates to your work.

•	Seek assistance from your manager, your local Employee Services Consultant, the Company’s Compliance Officer, or other Citrix resources when you have questions about the application of the policies.

•	Promptly raise any concern that you or others may have about possible violations of this Code of Business Conduct, laws or the Company’s policies. Upon request, Citrix will take reasonable steps to keep the identity of any person raising a concern confidential.

You have several options for raising concerns.

1.	Raise your concerns with your manager;
2.	Raise your concerns with your local Employee Services representative;
3.	Raise your concerns with the Company’s Compliance Officer, Lynn K. Gefen, 954-267-2990;
4.	Raise your concerns with the Company’s General Counsel, David Friedman, General Counsel, 954-267-2392;
5.	Dial the HelpLine (954-267-2873). The source of your call will not be tracked, (you will remain anonymous) and all calls will be reviewed; or
6.	Submit your concern via the Web by visiting the HelpLine section of the Compliance Web Page accessible from citrite.net, or click here
7.	You may also raise your concern with the Chairman of the Audit Committee of the Board of Directors.

All concerns raised will be presented to the Company’s Chief Financial Officer and the Audit Committee of the Company’s Board of Directors on a timely basis pursuant to the procedures established by the Audit Committee of the Board of Directors. Detailed information about the HelpLine Procedure Policy is set forth on the Compliance Web Page of mycitrite.net.

•	Cooperate with Citrix personnel investigating potential violations of Citrix policy.

•	Pursuant to the authority vested in its committee charter, the Nominating and Corporate Governance Committee shall review any conduct of executive officers and directors of Citrix that is or may be in violation of the Code of Business Conduct. Only the Nominating and Corporate Governance Committee may grant a waiver of any provision of this Code to an executive officer or director. Any changes in or waivers of the Code granted to executive officers and directors by the committee will be disclosed to Citrix’s stockholders to the extent required by applicable rules and regulations.

IV.	Policy Against Retaliation

        Citrix prohibits any director or employee from retaliating or taking adverse action against anyone for raising suspected conduct violations or helping to resolve a conduct concern. Any individual who has been found to have engaged in retaliation against a Citrix director or employee for raising, in good faith, a conduct concern or for participating in the investigation of such a concern may be subject to discipline, up to and including termination of employment or other business relationship. If any individual believes he or she has been subjected to such retaliation, that person is encouraged to report the situation as soon as possible to their Citrix manager, Citrix’s General Counsel, the company’s Compliance Officer, or a member of Citrix’s Employee Services department.

V.	Specific Obligations

A.	Work Environment

        The Citrix work climate must be free from discrimination and harassment based on race, religion, gender, sexual orientation, age, national origin, disability, marital status, veteran status or other factors that are unrelated to Citrix’s legitimate business interests. Citrix has policies that govern sexual harassment, discrimination and other forms of harassment. These policies provide illustrations of prohibited forms of conduct and set forth procedures for reporting, investigating and addressing complaints of improper conduct. In addition, other activities are prohibited because they clearly are not conducive to a good work environment. They include: (1) threats of physical harm; (2) violent behavior; (3) the possession of weapons of any type; and (4) the use, distribution, sale, or possession on Citrix premises of illegal drugs or any other controlled substance, except for approved medical purposes. Furthermore, the consumption of alcohol on Citrix premises when not at a company sponsored function is forbidden in accordance with Citrix’s drug and alcohol policy. Employees should not be on Citrix premises or in the Citrix work environment if they are under the influence of, or affected by, such illegal drugs, controlled substances or alcoholic beverages.

        Further guidance on these policies may be found on the Compliance Web Page on mycitrite.net.

B.	Protection and Proper Use of Citrix Assets

        i. Conflicts of Interest

        Subject to Citrix policies, employees may take part in legitimate financial, business and other activities outside their jobs. Those activities, however, must be free of conflicts with their responsibilities to Citrix. A “conflict of interest” may occur when an individual’s private interest interferes in any way — or even appears to interfere — with the interests of the company as a whole. A conflict situation may arise when an employee takes action or has interests that may make it difficult to perform his or her company work objectively and effectively, or that cloud or interfere with that person’s judgment in the course of his or her job for Citrix. Conflicts of interest may also arise when an employee, or a member of his or her family, receives improper personal benefits as a result of his or her position in the company. Directors are subject to fiduciary duties to the company under Delaware corporate law and directors should promptly disclose any potential conflicts of interest to the remaining members of the board of directors prior to taking any action related to such matters. Directors should raise any questions in this regard to Citrix’s General Counsel.

        You should disclose your outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict. These disclosures should be made promptly in writing to your manager as well as Citrix’s General Counsel. Citrix resources, intellectual property, time or facilities (including office equipment, e-mail, and computer resources) should not be used by employees or directors other than in the furtherance of the company’s business objectives as set forth in Citrix’s Electronic mail, Voicemail and Internet policy. It is also important that Citrix directors and employees obtain necessary approvals before accepting any position as an officer or director of an outside business concern. It will also be necessary for Citrix directors and employees to obtain the approval of the Compliance Officer when accepting a board position with a not-for-profit entity, when there may be a Citrix business relationship with the entity or an expectation of financial or other support from Citrix.

        Except as otherwise permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder, Citrix prohibits, directly and indirectly, including through any subsidiary, the extension and maintenance of credit, the arrangement for the extension of credit, or renewal of an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof).

        ii. Confidentiality

        You are permitted to use and disclose proprietary and/or confidential information only as authorized and only in furtherance of Citrix’s business. In addition, you are responsible for making sure adequate safeguards are used to prevent the disclosure or loss of proprietary and/or confidential information. Citrix confidential information should only be stored on computers or storage media owned or maintained by Citrix. Citrix confidential information should not be downloaded to or stored on an employee’s personal computer or removable media. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

        An employee must also maintain the confidentiality of third party information that Citrix has agreed to maintain confidential to the extent of any such confidentiality or nondisclosure agreement. An employee’s obligation to protect Citrix proprietary and confidential information exists whether or not the information is explicitly labeled or otherwise designated as being proprietary or confidential, and the obligation continues even after leaving the company. Further guidance regarding Citrix’s Confidentiality Policy is set forth on the Compliance Web Page of my citrite.net and in your non-solicitation, non-competition, confidential and non-disclosure agreement with Citrix.

        To avoid inadvertent disclosure, never discuss any information that is confidential with any unauthorized person, including family members or friends, who might inadvertently pass on this information to someone else. Furthermore, you should not discuss confidential information even with authorized Citrix employees if you are in the presence of others who are not authorized — for example, while at a trade show or in a public area such as a restroom or restaurant, an airplane or an elevator. If you believe that confidential information may have been inadvertently disclosed, please contact the Compliance Officer immediately.

        If someone outside Citrix asks you questions about Citrix or its business activities relating to proprietary or confidential information, do not attempt to answer them unless you are authorized to do so. If you are not authorized, refer the person to the appropriate source within Citrix. Please consult the Regulation FD policy. If you are uncertain as to whether you are authorized to answer the question or to whom the inquiry be referred, consult Citrix’s General Counsel before providing any information.

        iii. Intellectual Property

a.	Citrix Intellectual Property

Among Citrix’s most valuable assets is its intellectual property – patents, trade secrets, trademarks, copyrights and other proprietary information. It is Citrix’s policy to establish, protect, maintain and defend its rights in all commercially significant intellectual property and to use those rights in responsible ways. You must take steps to safeguard these assets regardless of whether they are labeled as proprietary or confidential, contain a copyright notice, or otherwise are explicitly designated as constituting important intellectual property of the Company. Understand and comply with the details set forth in the Intellectual Property Guide set forth on the Compliance Web Page of mycitrite.net. Encourage our customers and partners to understand and comply with the Third Party Branding Guidelines posted to citrix.com.

b.	Third-Party Intellectual Property

In addition to protecting Citrix’s intellectual property rights, Citrix respects the intellectual property rights of others. Unauthorized use of the intellectual property rights of others may expose Citrix to liability. In many countries (including the U.S.), theft and misappropriation of trade secrets, proprietary information or other intellectual property may result in criminal penalties to both Citrix and to the individual.

c.	Intellectual Property Rights of Others

To avoid the risk of misusing a third party’s confidential information (such as information from customers, vendors, service providers or business partners), you must not, directly or indirectly, loan, copy, download or distribute such information or disclose such information to any unauthorized persons (whether or not employed by Citrix) unless you do so in accordance with the terms that have been formally agreed to by Citrix and such third party. To avoid violating the law and/or licensing requirements of third parties, as well as to minimize the risk of computer viruses, you should take special care when acquiring software (which includes computer programs, databases and related documentation) from third parties. This applies both to purchased software and to software that is made available without charge, via the Internet or otherwise. The terms and conditions of software license agreements — such as provisions not to copy or distribute programs — must be reviewed and followed. In no event should you copy any such software, especially any software constituting “open source code” into any development work you do for Citrix unless Citrix is clearly authorized to do so or has entered into an agreement with the owner of such software permitting such activity. If you have any questions concerning your right to use a third party’s software, you should contact Citrix’s General Counsel.

Also, if you acquire software for your own personal equipment, you should not copy any part of such software in any development work you do for Citrix, place any such software on any Citrix-owned computer system, or generally bring such software onto Citrix premises.

VI.	Conducting Citrix Business

A.	Avoid Misrepresentation

        Never make oral or written misrepresentations or dishonest or misleading statements to anyone.

B.	Keep Accurate Records

        You may not make, or participate in making, false entries in Citrix’s business records. It is your responsibility to ensure that any documentation or report that you submit or approve — such as a customer order, financial information, an expense report or time slip — is complete, accurate and contains the proper signatures. Employees who are found to have knowingly submitted or approved any documentation, report or other information containing materially inaccurate, materially incomplete or other improper data or unauthorized signatures are subject to disciplinary measures, up to and including termination. Specific guidance to all Citrix employees for implementing and conducting records management programs is contained in Citrix’s Records Management Policy (located on the Compliance Web Page on mycitrite.net). Employees should contact the records management team with any questions about the Records Management Policy.

        Have all commitments to customers and agreements, whether verbal or written, reviewed and approved in accordance with company policies and procedures. For further guidance employees should refer to the Citrix’s Revenue Recognition Policy available from the Compliance Web Page on mycitrite.net.

C.	Information About Other Organizations

        Information about other companies and organizations, including competitors, must be gathered using appropriate methods. Illegal practices such as trespassing, burglary, misrepresentation, wiretapping and stealing are prohibited. In addition, you should not solicit or knowingly accept confidential data from a competitor’s employees, ex-employees or customers.

D.	Bribery and Kickbacks

        Citrix does not permit or condone bribes, kickbacks or any other illegal or improper payments, transfers or receipts. This prohibition is across-the-board; it applies to both giving and receiving. No employee shall offer, give, solicit or receive any money or anything else of value for the purpose of (1) obtaining, retaining or directing business, or (2) bestowing or receiving any kind of favored treatment.

        No outside consultant, agent or third party of any kind shall be used or employed in any manner or for any purpose that would be contrary to this prohibition against bribes, kickbacks, and other illegal or improper payments. Fees, commissions, and expenses that are paid to such outside agents should be based upon proper billings and reasonable standards for mutual services rendered.

        Employees working or traveling in certain countries on Citrix business are sometimes told by government officials or other persons that money should be paid for certain privileges, services or actions that would cost nothing in the United States or Canada. No such payments should be made without prior specific approval of Citrix’s General Counsel or the Compliance Officer. If circumstances make such prior approval impossible, the payment should be disclosed to the Compliance Officer as soon afterward as feasible.

E.	Business Entertainment and Gifts

        Great care should be exercised to assure that business entertainment and gifts for customers, prospective customers, public officials and others are not excessive and cannot reasonably be construed as bribes or improper inducements. No business entertainment or gift should exceed the bounds of good taste or customary business standards in the community involved. All business entertainment and gifts should be kept at a reasonable level and be based on the expectation that they will become publicly known.

        All funds expended for business entertainment and gifts must be fully and accurately documented and reflected in the books and records of Citrix.

        Employees must refrain from requesting, directly or indirectly, that they be given business gifts, entertainment or favors by anyone with whom Citrix does business. When such gifts, entertainment or favors are offered to employees, they may be accepted only in the event they do not exceed the bounds of good taste or customary business standards in the community involved. Acceptance should be based on the expectation that it will become publicly known. Cash in any amount or cash equivalents (such as gift certificates) shall not be accepted by any employee.

F.	Referral Fees

        When authorized by Citrix, you may refer customers to third-party vendors. However, you may not accept any fee, commission, or any other compensation for this activity from anyone except Citrix.

VII.	Compliance with all Laws, Rules and Regulations

        Citrix is committed to compliance with all laws, rules, and regulations, including the following and those promulgated by or under the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and any rules promulgated by any exchange on which Citrix’s shares are listed, including Nasdaq.

A.	Insider Trading or Dealing & Stock Tipping

        Citrix’s “Statement of Company Policy Regarding Insider Trading and Disclosure of Material Non-Public Information” establishes standards of conduct for employees and directors who obtain material non-public information (inside information) through their work for Citrix. Insider trading or dealing means personally buying or selling stock or other securities of Citrix or any other company while in possession of inside information about the company. Likewise, this policy and the law in the U.S. and elsewhere prohibit Citrix employees or directors from “tipping” material non-public information to others. Stock tipping means disclosing inside information about a company — for example, to a relative, colleague or friend — to enable the person to buy or sell stock or other securities of the company on the basis of such information. Both the person who tips (the “tipper”) and the persons who receive and later trade on the tip may be held legally liable for any profits made, or losses avoided, as a result of the tip, as well as for monetary fines and penalties and other punishments as well.

        Insider trading, insider dealing and stock tipping are criminal offenses in the United States and other countries where Citrix does business. Our policy requires full compliance with applicable laws concerning insider trading, insider dealing or tipping. This policy is not meant to restrict the freedom of employees to make appropriate personal investments, or the company’s right to legitimately use and disclose inside information in the ordinary conduct of its business. Further requirements concerning this policy are set forth in the Citrix Statement of Company Policy Regarding Insider Trading and Disclosure of Material Non-Public Information, which is available on the Compliance Web Page of mycitrite.net.

B.	Full, Fair, Accurate, Timely and Understandable Disclosures

        Citrix strives to maintain the highest standards of financial and business reporting and to ensure that all business records and financial reports are accurate, complete, understandable and contain no false or materially misleading information or omissions. Citrix is committed to complying with all laws, regulations and applicable accounting standards required for the fair presentation and timely disclosure of all material information, and is committed to maintaining the accuracy of all publicly disseminated information. In carrying out this commitment, we have established internal controls and procedures designed to provide reasonable assurance of achieving the following objectives:

•	efficacy and efficiency of operations;

•	safeguarding and proper management of Citrix’s assets;

•	reliability of financial reporting that is in compliance with Generally Accepted Accounting Principles; and

•	compliance with all applicable laws and regulations, including, without limitation, Citrix’s responsibility to maintain, evaluate and certify disclosure controls and procedures intended to ensure that financial and non-financial information is collected, analyzed, and timely reported in compliance with the SEC’s rules and forms.

        Our directors and employees are responsible for complying with these controls and procedures. If anyone in the company believes that Citrix’s books or records are not being appropriately maintained, or that its financial condition or results of operations are not being disclosed in accordance with these controls and procedures, that person should report the matter immediately by any means indicated in Section III above.

C.	Antitrust, Unfair Competition, and Trade Regulation Laws

        Citrix is fully committed to free, fair, and open competition in the global marketplace. Accordingly, all Citrix employees, throughout all levels of the company, must comply with the antitrust, unfair competition, and trade regulation laws of the United States and all of the other countries in which Citrix does business. Violation of any such laws is likely to subject Citrix, as well as the individual employees involved in the conduct, to civil and/or criminal penalties, and to have other adverse consequences. Thus, any violation of these laws, or of this policy, will subject an employee to disciplinary action from Citrix. Further guidance concerning this policy is set forth in Citrix’s Antitrust Policy, which is available on the Compliance Web Page of mycitrite.net.

D.	International Trade Controls

        Many countries regulate international trade transactions, such as imports, exports and international financial transactions, for a variety of reasons, including national security and foreign policy. In addition, the United States prohibits any cooperation with boycotts against countries friendly to the United States or against firms that may be “blacklisted” by certain groups or countries. Citrix employees should learn and understand the extent to which U.S. trade controls apply to transactions conducted by their business units, even outside the United States. Any questions about the existence or interpretation of such trade controls should be directed to Citrix’s General Counsel.

E.	Interacting with Governments

        Citrix conducts business with many national governments (including government-owned enterprises), and their political subdivisions such as states, provinces and municipalities. Citrix also interacts with many government agencies, ministries, officials, and public international agencies. Citrix is committed to conducting its business with all governmental representatives with the highest ethical standards and in compliance with applicable laws and regulations, including the special requirements associated with government transactions. Citrix employees must abide by applicable laws and regulations, with particular emphasis on those special requirements associated with government contracts and transactions. Anyone providing goods or services for Citrix on a government project or contract — such as consultants, agents, sales representatives, distributors, independent contractors and subcontractors — should agree to comply with the principles set forth in this paragraph.

VIII.	Penalties for Violations

        Citrix employees have an obligation to abide by the terms of this Code of Business Conduct and all applicable laws, rules and regulations. Citrix is committed to taking prompt and consistent action in response to violations of this Code of Business Conduct. Any person who is subject to the provisions of this Code of Business Conduct and violates the Code of Business Conduct is subject to disciplinary action, including immediate termination. Citrix will promptly investigate reports of suspected violations of this Code of Business Conduct on a case-by-case basis and apply an appropriate sanction, including, in its sole discretion, reporting the violations to the authorities.

IX.	Employment Status

        Nothing in these guidelines shall be construed as or deemed to constitute a contract of employment or confer upon any employee a right to employment for any specified period or definite duration or interfere with the right of Citrix or an employee to terminate their employment relationship.

X.	Summary

        The guidelines for business conduct outlined in this booklet serve as a written formalization of certain basic standards in order to assist employees in their conduct of Citrix’s business. The standards for business conduct outlined in this booklet do not constitute an exhaustive list. Citrix may, at any time, in its sole discretion, supplement, modify or withdraw anything contained herein, with or without advance notice.

        We expect every employee to uphold these standards. To that end, each employee is required to acknowledge their receipt of these standards by signing and dating Attachment A and returning it as instructed by Citrix’s Employee Services Department.

        Employees who at any time have any questions concerning these guidelines or ethical conduct generally should contact their Manager, their Employee Services Representative, Citrix’s General Counsel or the Compliance Officer.

Receipt of Code of Business Conduct

As Citrix continues to grow and expand, and as the law changes, it may be necessary for the Code of Business Conduct to be revised. To make it convenient for employees to receive the most up-to-date information, the Code of Business Conduct can be found on the Compliance Web Page on mycitrite.net and on citrix.com/site/aboutCitrix/governance I have received a copy of the Citrix Systems, Inc. Code of Business Conduct (the “Code”) and acknowledge it is my responsibility to read and understand its contents. I understand my obligation to comply with this Code and with the law, and my obligation to report to appropriate personnel within Citrix any and all suspected violations of this Code or of any laws, rules or regulations. I understand that Citrix expressly prohibits any director or employee from retaliating against any other director or employee for reporting suspected violations of the Code or of any laws, rules or regulations. I understand that a variety of resources are available if I have questions about specific conduct, Citrix policies, or any laws, rules, or regulations.

Other than as set forth in the local laws of the jurisdiction under which I am employed, I understand that Citrix is an “at will” employer and as such employment with Citrix Systems, Inc. is not for a fixed term or definite period and may be terminated at the will of either party, at any time, with or without prior notice. In addition, I understand that this Code of Business Conduct states Citrix’s policies and practices in effect on the date of publication. I understand that nothing contained in this Code of Business Conduct may be construed as creating a promise of future benefits or a binding contract with Citrix for benefits or for any other purpose. I also understand that these policies, practices and procedures are continually evaluated and may be amended, modified or terminated at any time. I understand and acknowledge that it is my responsibility to review the on-line Code of Business Conduct on a consistent basis to stay abreast of any updates.

Please sign and date this receipt and return it to the Employee Services Department.

Printed Name:

Signature:

Date:

ANNEX B

Audit Committee Charter

A. PURPOSE AND SCOPE

      The primary function of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including, but not limited to: (a) assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by Citrix Systems, Inc. (the “Corporation”) to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (d) serve as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, (e) recommend, establish and monitor procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engage advisors as necessary, and (g) determine the funding from the Corporation that is necessary or appropriate to carry out the Committee’s duties.

B. COMPOSITION

      The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition and QLCC composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      At the time of his or her appointment to the Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement and not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, at least one member of the Committee shall qualify as an “audit committee financial expert” (as such term is defined by under the SEC’s rules).

      The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      The Committee shall meet with management, the internal auditors and the independent accounting firm in executive sessions at least quarterly to discuss matters for which the Committee has responsibility.

C. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Instruct the independent accounting firm to review the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6.	Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

7.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the independent accounting firm’s objectivity and independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

8.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

9.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

10.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

11.	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with applicable rules and regulations.

12.	Consider in advance whether or not to approve any audit and non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body and adopt and implement policies for such pre-approval.

13.	The Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Corporation and shall notify the Corporation of anticipated funding needs of the Committee.

Internal Audit Function

14.	Review the internal audit function’s responsibilities, budget and staffing.

15.	Review the significant reports to management prepared by the internal auditors and management’s responses.

Financial Reporting Processes

16.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

17.	Review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer in connection with their certifications of the Corporation’s reports on Form 10-K and Form 10-Q, including disclosures concerning (a) evaluations of the design and operation of the Corporation’s internal control over financial reporting, (b) significant deficiencies and material weaknesses in the design and operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

18.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

19.	Request and review periodic reports from management of the Corporation as to the Corporation’s processes for reporting on internal controls of the Corporation as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Compliance

20.	To the extent deemed necessary by the Committee to carry out its duties, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense.

21.	Determine the funding necessary for (i) compensation of any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties, and (iii) compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

22.	Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

23.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

24.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

25.	To the extent required by any Regulatory Body, instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

QLCC Responsibilities

26.	Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Corporation or by any officer, director, employee or agent of the Corporation (each, a “Material Violation”) that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

27.	To the extent required by any Regulatory Body, inform the Corporation’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisor.

28.	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

29.	If the Committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

30.	Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Last amended by the Audit Committee of the Board of Directors: February 5, 2004

ANNEX C

Compensation Committee Charter

A. PURPOSE AND SCOPE

      The primary function of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) is to exercise the responsibilities and duties set forth below, including but not limited to determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Corporation and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations.

      The Committee shall review and make recommendations to management on company-wide compensation programs and practices, approve the salary, bonus and equity arrangements of the Corporation’s Chief Executive Officer and other senior executive officers reporting directly to the Chief Executive Officer, and recommend, subject to approval by the full Board, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

B. COMPOSITION

      The Committee shall be comprised of a minimum of three members of the Board as appointed by the Board, each of whom shall meet any independence requirements promulgated by the Securities and Exchange Commission (including Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended), the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, the Internal Revenue Service (including the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended), or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body”), and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The Board shall appoint the members of the Committee annually. Each member of the Committee shall serve until his or her successor shall be duly appointed and qualified or until his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information as the Committee may request on the issues being considered, provided that the Chief Executive Officer of the Corporation may not be present during any voting or deliberations on compensation of the Chief Executive Officer of the Corporation.

      The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation.

C. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

1.	Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer of the Corporation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for the Chief Executive Officer of the Corporation based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee should consider the Corporation’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Corporation’s Chief Executive Officer in past years.

2.	Evaluate the performance of the Corporation’s executive officers and review and approve the appropriate level of base compensation and all bonus and other incentive compensation for such officers.

3.	Review and approve annually, for the Chief Executive Officer and the other executive officers of the Corporation, (a) any employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (b) any special or supplemental benefits.

4.	Consider and take actions with respect to adoption, amendment, administration or termination of compensation, welfare, benefit, pension and other plans related to compensation of current and former employees of the Corporation in each case taking into account appropriate industry benchmarks and the compensation policies pursued by companies similarly situated to the Corporation.

5.	Review the terms and conditions of compensation plans, including the Corporation’s equity-based plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; evaluate the performance of each benefit plan and all fiduciaries of the plans; make such amendments to the plans and take such actions in regard to the plans as the Committee deems appropriate.

6.	Evaluate the Corporation’s incentive compensation plans, including the Corporation’s equity-based plans, to allow the Corporation to attract and retain the talented personnel it needs to become successful. Recommend such plans to the Board for approval and take actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans, including the following:

•	Establish performance goals for all incentive compensation plans;

•	Determine the size, types, terms, conditions, and methods of payment, and participant rights upon termination of employment;

•	Approve forms and authorize execution of award agreements or instruments reflecting awards made to any executive officers under incentive compensation plans;

•	Construe and interpret incentive compensation plans and agreements or instruments entered into under them;

•	Establish, amend, and waive rules and regulations for administering such plans, agreements, and instruments, and where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for approval; and

•	Amend terms and conditions of outstanding incentive plan awards, agreements, and instruments, and where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for approval.

7.	Evaluate director compensation, recommend to the full Board the appropriate level of director compensation, and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed.

8.	Review and assess the adequacy of this Charter periodically as conditions dictate to ensure compliance with any rules or regulations promulgated by any Regulatory Body and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

9.	Oversee the Corporation’s compliance with any rules promulgated by any Regulatory Authority prohibiting loans to officers and directors of the Corporation.

10.	Produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations.

11.	Such additional powers and duties as may be reasonable necessary or desirable, in the Committee’s discretion, to exercise the powers and fulfill its duties under this Charter.

D. INDEPENDENT ADVICE

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and duties as described above, and may seek and retain accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Corporation, with the knowledge of the Chairman of the Board and the Chief Executive Officer of the Corporation.

Last amended by the Compensation Committee of the Board of Directors: February 5, 2004

ANNEX D

Finance Committee Charter

A.	PURPOSE AND SCOPE

      The primary function of the Finance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities by advising the Board, and in certain instances by acting on behalf of the Board, on matters relating to the Company’s investment policies and financing activities.

B.	COMPOSITION AND MEETINGS

      The Committee shall be comprised of a minimum of three members of the Board as appointed by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The Board, considering the recommendations of the Nominating and Governance Committee, shall appoint the members of the Committee annually. The members of the Committee shall be elected by the Board, and each member of the Committee shall serve until his or her their successors shall be duly appointed, elected and qualified or until their, his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

      The Committee shall meet as necessary to enable it to fulfill its responsibilities and duties as set forth herein. The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Company.

C.	RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, the Committee shall:

1.	Recommend action and provide advice to the Board regarding all matters affecting the review and approval of any proposed debt, equity or hybrid financing transaction of the Corporation and review any such proposed transaction for compliance with any applicable rules and regulations promulgated by any governmental or regulatory body exercising authority over the Company (“Regulatory Body”).

2.	Review and assess the Company’s stock and debenture repurchase plans and approve any actions taken under each such plan including the approval of any amendments or revisions thereto.

3.	Review and assess the establishment of accounts with banks or brokers and establish any such accounts.

4.	Review and assess the adequacy of the Company’s investment guidelines as necessary, assess whether these guidelines are appropriate for the Company and review such guidelines for compliance with any applicable rules and regulations promulgated by any Regulatory Body.

5.	Approve any amendments or revisions to the investment guidelines of the Company.

6.	Review and assess the adequacy of the Company’s foreign currency management guidelines and practices as necessary, assess whether these guidelines and practices are appropriate for the Company and review such guidelines for compliance with any applicable rules and regulations promulgated by any Regulatory Body.

7.	Approve any amendments or revisions to the foreign currency management guidelines of the Company.

8.	Review and assess the adequacy of the Company’s risk assessment and risk management guidelines and practices as necessary; discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures; assess whether these guidelines and practices are appropriate for the Company and review such guidelines for compliance with any applicable rules and regulations promulgated by any Regulatory Body.

D-1

9.	Approve any amendments or revisions to the risk assessment and risk management guidelines and practices of the Company.

10.	Periodically meet with management to review matters pertaining to the Committee’s authority.

11.	Be available to consult with members of the Company’s management on matters relating to any proposed financing transaction, investment or repurchase strategy to be pursued by the Company.

12.	Review and assess the adequacy of this Charter periodically as conditions dictate, and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

General

13.	To the extent deemed necessary by the Committee, engage outside counsel, investment bankers, accountants and/or independent consultants to review any matter under its responsibility.

14.	Take such other actions regarding matters under the Committee’s authority that are in the best interests of the Company and its shareholders as the Committee shall deem appropriate or as shall otherwise be required by any Regulatory Body.

Last amended by the Finance Committee of the Board of Directors: February 5, 2004

D-2

ANNEX E

Nominating and Corporate Governance Committee Charter

A.	PURPOSE AND SCOPE

      The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities by: (i) reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment of Board members; and (ii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the Corporation and its shareholders.

B.	COMPOSITION AND MEETINGS

      The Committee shall be comprised of a minimum of three members of the Board as appointed by the Board, each of whom shall meet any independence requirements promulgated by the Securities and Exchange Commission, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body”), and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The members of the Committee shall be appointed by the Board annually. Each member of the Committee shall serve until his or her successor has been duly appointed and qualified or until his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information on the issues being considered as the Committee may request. The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation.

C.	RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Committee shall:

Corporate Governance Policy Establishment and Review

1.	Develop and maintain the Corporation’s principles of corporate governance including, but not limited to, the establishment and maintenance of (i) a corporate code of ethics and conduct (a “Code of Business Conduct”) designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in the Corporation’s periodic reports; and compliance with applicable governmental rules and regulations, and (ii) the Corporation’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) designed to enhance the Corporation’s corporate governance.

2.	Review and assess the adequacy of the Code of Business Conduct and the Corporate Governance Guidelines periodically, but at least annually. The Committee shall recommend any modifications to the Code of Business Conduct and the Corporate Governance Guidelines to the Board for approval.

3.	Direct members of the Corporation’s senior management to report any material violations of or non-compliance with the Code of Business Conduct to the Committee.

4.	Be available to the Board and members of the Corporation’s senior management team to consult with and to resolve reported violations or instances of non-compliance with the Code of Business Conduct.

5.	Instruct outside counsel to report to the Committee any evidence of a material violation of the Code of Business Conduct by the Corporation or any agent thereof that are not appropriately addressed by the Corporation’s chief legal counsel or the Corporation’s chief executive officer.

6.	Determine an appropriate response to material violations of or non-compliance with the Code of Business Conduct including, at the discretion of the Committee, reporting any material violations of or non-compliance with the Code of Business Conduct to any appropriate Regulatory Body.

7.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

8.	Review and assess the adequacy of the Corporation’s Certificate of Incorporation and By-Laws and the charters of any committee of the Board (the “Governing Documents”) periodically in order to ensure compliance with any principles of corporate governance developed by the Committee and recommend to the Board any necessary modifications to the Governing Documents.

9.	To the extent required by any Regulatory Body or otherwise deemed advisable by the Committee, review and monitor the Corporation’s orientation program for new Board members and the continuing education program for members of the Board.

Board Composition, Nominations and Shareholder Proposals

10.	Evaluate the current composition and organization of the Board and its committees in light of requirements established by any Regulatory Body or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

11.	Review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Corporation, as determined by the Committee.

12.	Determine the criteria for selection of the Chairman of the Board, Board members and Board committee members, including establishing and periodically reviewing the Corporation’s practices relating to the recruitment of Board members.

13.	Evaluate the performance of current Board members, and make recommendations to the Board regarding the appropriateness of members of the Board standing for reelection.

14.	Evaluate and, if deemed necessary, recommend the termination of Board membership of any director in accordance with the Code of Business Conduct or any corporate governance principles adopted by the Board, for cause or for other appropriate reason.

15.	Review and recommend to the Board an appropriate course of action upon the resignation of current Board members, or any planned expansion of the Board, and review the qualifications, experience and fitness for service on the Board of any potential new members of the Board.

16.	Evaluate and recommend to the Board the appointment of Board members to committees of the Board.

17.	Evaluate and approve a slate of nominees for election to the Board and review the qualifications, experience and fitness for service on the Board of any potential members of the Board.

18.	Review all stockholder proposals submitted to the Corporation (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

Conflicts of Interest

19.	Review all related party transactions involving executive officers and members of the Board and, as required by any Regulatory Body, consider approval of such transactions.

20.	Resolve actual and potential conflicts of interest a Board member may have and provide guidance to any Board member having an actual or potential conflict of interest concerning how to conduct him or herself in matters before the Board which may pertain to the conflict.

21.	To the extent deemed necessary by the Committee, engage outside counsel and/or independent consultants to review any matter under its responsibility.

22.	Take such other actions regarding the Corporation’s corporate governance that are in the best interests of the Corporation and its shareholders as the Committee shall deem appropriate or as shall otherwise be required by any Regulatory Body.

Last amended by the Nominating and Corporate Governance Committee of the Board of Directors: February 5, 2004

CITRIX SYSTEMS, INC. C/O EQUISERVE P.O. BOX 43068 PROVIDENCE, RI 02940

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Citrix Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are voting by Telephone or Internet

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CITRIX	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITRIX SYSTEMS, INC.
Vote On Directors
1.	To elect three members to the Board of Directors to serve
for three-year terms as Class III Directors:
The Board of Directors recommends a vote FOR all
Nominees:
(01)  Mark B. Templeton, (02) Kevin R. Compton, (03) Stephen M. Dow
	For All O	Withhold All O	For All Except O	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Vote On Proposal		For	Against	Abstain	(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
2.	Stockholder Proposal	O	O	O
The Board of Directors recommends a vote AGAINST proposal 2
	For address changes/comments, please check this box and write them on the back where indicated	Yes	No	O
	Please indicate if you plan to attend this meeting	O	O

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY

CITRIX SYSTEMS, INC.
Proxy for Annual Meeting of Stockholders
May 13, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the “Corporation”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2004, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Westin Fort Lauderdale Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 13, 2004 at 2:00 p.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “AGAINST” THE PROPOSAL IN ITEM 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE